Exhibit 99.1

[OBJECT OMITTED]
TENERA, Inc.
1 Maritime Plaza, Ste. 750
San Francisco, CA 94111
             TENERA Announces Shareholders' Approval of Dissolution


For Immediate Release
Tuesday, November 20, 2003

Contact:      Jeffrey Hazarian, Chief Executive Officer
              (415) 273-2705


         SAN FRANCISCO, CALIFORNIA-- TENERA, Inc. (the "Company") announced today that the Shareholders ratified and approved a plan of complete liquidation and dissolution of the Company at its Special Meeting held on November 14, 2003 pursuant to a notice and proxy statement dated October 23, 2003.

         Statements contained in this press release which are not historical facts are forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include the plan to dissolve and liquidate the Company. Additional risks are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Form 10-K filed on April 15, 2003 and its Definitive Proxy Statement filed on October 23, 2003.
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